New York Mortgage Trust Declares Second Quarter
2024 Common Stock Dividend of $0.20 Per Share, and Preferred Stock Dividends

NEW YORK, NY – June 18, 2024 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that its Board of Directors (the “Board”) declared a regular quarterly cash dividend of $0.20 per share on shares of its common stock for the quarter ending June 30, 2024. The dividend will be payable on July 29, 2024 to common stockholders of record as of the close of business on June 28, 2024.

In addition, the Board declared cash dividends on the Company’s 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) and 7.000% Series G Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”) as stated below.

Quarterly Preferred Stock Dividends
The Board declared cash dividends for the dividend period that began on April 15, 2024 and ends on July 14, 2024 as follows:

Class of Preferred Stock	Series D	Series E	Series F	Series G
Record Date	July 1, 2024	July 1, 2024	July 1, 2024	July 1, 2024
Payment Date	July 15, 2024	July 15, 2024	July 15, 2024	July 15, 2024
Cash Dividend Per Share	$0.50	$0.4921875	$0.4296875	$0.4375

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally-managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets.

Forward-Looking Statements
When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subject, among others, may be forward-looking: the payment of dividends.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it, including the disposition over time of its joint venture equity investments; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying the Company's investments; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Investor Relations
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com